Exhibit 99.1

Heritage Commerce Corp Earns $3.5 Million in the Third Quarter of 2015;

Highlighted by the Acquisition of Focus Business Bank

San Jose, CA — October 26, 2015 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank” or “HBC”), today reported net income of $3.5 million, or $0.10 per average diluted common share, for the third quarter of 2015, compared to $3.4 million, or $0.11 per average diluted common share for the third quarter of 2014, and $4.5 million, or $0.14 per average diluted common share for the second quarter of 2015.  For the nine months ended September 30, 2015, net income increased 23% to $12.1 million, or $0.36 per average diluted common share, from $9.8 million, or $0.31 per average diluted common share, for the nine months ended September 30, 2014.  Our results include the completion of the acquisition of Focus Business Bank (“Focus”) on August 20, 2015.  All results are unaudited.

Focus Business Bank Merger

“Our third quarter was highlighted by the acquisition of Focus Business Bank on August 20, 2015, which further advances our efforts to be the leading community business bank in the San Francisco Bay Area,” said Walter Kaczmarek, President and Chief Executive Officer. “The acquisition added numerous strong banking professionals to our franchise along with $167.3 million in loans (at fair value, including loans held-for-sale) and $396.5 million in deposits.  Additionally, early in the fourth quarter of 2015, we completed the conversion of the Focus system applications and successfully integrated them into our data processing system.  We remain on schedule for the completion of the Focus integration in the fourth quarter of 2015.”

“Despite $2.9 million in severance, retention, acquisition and integration costs related to the Focus transaction during the quarter, we had solid financial results in the third quarter of 2015, reporting $3.5 million in net income,” Mr. Kaczmarek added.  “This was attributed to the continued focus of our relationship managers, resulting in strong organic loan and deposit growth of 14% and 17%, respectively, at September 30, 2015, compared to September 30, 2014.” For the nine months ended September 30, 2015, severance, retention, acquisition and integration costs related to the Focus transaction totaled $3.4 million.  The Company will incur additional Focus related acquisition expenses in the fourth quarter of 2015 for severance, retention, systems integration costs, lease termination and other non-recurring expenses.

Third Quarter 2015 Highlights (as of, or for the period ended September 30, 2015, except as noted):

•                  Diluted earnings per share totaled $0.10 for the third quarter of 2015, compared to $0.11 for the third quarter of 2014, and $0.14 for the second quarter of 2015.  For the first nine months of 2015, diluted earnings per share increased to $0.36, compared to $0.31 for the first nine months of 2014.

•                  Net interest income increased 41% to $19.7 million for the third quarter of 2015, compared to $14.0 million for the third quarter of 2014, and increased 12% from $17.6 million for the second quarter of 2015.  For the first nine months of 2015, net interest income increased 32% to $54.2 million, compared to $41.0 million for the first nine months of 2014.

•                  The fully tax equivalent (“FTE”) net interest margin increased 46 basis points to 4.39% for the third quarter of 2015, from 3.93% for the third quarter of 2014, primarily due to loan growth, higher yields on securities, and revenue from the higher yielding Bay View Funding factored receivables portfolio, partially offset by the temporary investment of the excess liquidity from the Focus acquisition into lower yielding Federal funds sold and deposits at the Federal Reserve Bank.  The net interest margin for the third quarter of 2015 decreased 27 basis points from 4.66% for the second quarter of 2015, primarily due to the temporary investment of excess liquidity from the Focus acquisition and a special dividend of $203,000 paid by the FHLB in second quarter of 2015.  For the first nine months of 2015, net interest margin increased 52 basis points to 4.54%, compared to 4.02% for the first nine months of 2014, primarily due to revenue from the higher yielding Bay View Funding factored receivables portfolio, and the special dividend paid by the FHLB, partially offset by the temporary investment of excess liquidity from the Focus acquisition.  At September 30, 2015, Federal funds sold and interest-bearing deposits in other financial institutions totaled $364.2 million.  Average Federal funds sold and interest-bearing deposits in other financial institutions were $226.3 million for the third quarter of 2015, compared to $114.9 million for the second quarter of 2015.

•                  Loans (excluding loans-held-for-sale) increased $302.8 million, or 29%, to $1.33 billion at September 30, 2015, compared to $1.03 billion at September 30, 2014.  This included an increase of $139.9 million, or 14%, in the Company’s legacy loan portfolio, and $162.9 million (at fair value) from the Focus transaction.   Loans increased $198.8 million, or 18%, from $1.13 billion at June 30, 2015 which included an increase of $35.9 million, or 3%, in the Company’s legacy loan portfolio, and $162.9 million (at fair value) from the Focus transaction.

•                  Nonperforming assets (“NPAs”) were $5.9 million, or 0.26% of total assets, at September 30, 2015, compared to $7.7 million, or 0.50% of total assets, at September 30, 2014, and $5.3 million, or 0.31% of total assets, at June 30, 2015.  The increase in NPAs at September 30, 2015 from June 30, 2015 was primarily due to the Focus acquisition.  At September 30, 2015, $5.0 million of the NPAs were in the Company’s legacy loan portfolio, and $931,000 of the NPAs were in the Focus loan portfolio.

•                  Classified assets, net of Small Business Administration (“SBA”) guarantees, increased to $18.0 million at September 30, 2015, from $17.7 million at September 30, 2014, and from $11.2 million at June 30, 2015.  The increase in classified assets at September 30, 2015 from June 30, 2015 was primarily due to the Focus acquisition.  At September 30, 2015, $10.3 million of the classified assets were in the Company’s legacy loan portfolio, and $7.7 million of the classified assets were in the Focus loan portfolio.

•                  Net recoveries totaled $281,000 for the third quarter of 2015, compared to net charge-offs of $27,000 for the third quarter of 2014, and net recoveries of $181,000 for the second quarter of 2015.

•                  There was a $301,000 credit provision for loan losses for the third quarter of 2015, compared to a $24,000 credit provision for loan losses for the third quarter of 2014, and a $22,000 provision for loan losses for the second quarter of 2015.  There was a $339,000 credit provision for loan losses for the nine months ended September 30, 2015, compared to a $232,000 credit provision for loan losses for the nine months ended September 30, 2014.

•                  The allowance for loan losses (“ALLL”) declined to 1.41% of total loans at September 30, 2015, compared to 1.80% at September 30, 2014, and 1.65% at June 30, 2015, primarily due to the impact of the Focus acquisition.  The loans acquired from Focus are included in total loans; however, there is no allowance for loan losses attributed to these loans at September 30, 2015 because upon acquisition they were marked to fair market value, and included a fair value adjustment of $4.9 million at September 30, 2015.

•                  Total deposits increased $620.2 million, or 46%, to $1.96 billion at September 30, 2015, compared to $1.34 billion at September 30, 2014, which included an increase of $223.7 million, or 17%, in the Company’s legacy deposit portfolio, and $396.5 million from the Focus transaction.  Total deposits increased $514.9 million, or 36%, from $1.45 billion at June 30, 2015, which included an increase of $118.4 million, or 8%, in the Company’s legacy deposit portfolio, and $396.5 million from the Focus transaction.

•                  As of January 1, 2015, along with other community banking organizations, the Company and the Bank became subject to new capital requirements, and certain provisions of the new rules will be phased in from 2015 through 2019 under the Dodd-Frank Act and Basel III.  The Company’s consolidated capital ratios and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2015.

Capital Ratios	Heritage Commerce Corp	Heritage Bank of Commerce	Well-Capitalized Financial Institution Basel III Regulatory Guidelines

Total Risk-Based	12.3%	12.1%	10.0%
Tier 1 Risk-Based	11.2%	11.0%	8.0%
Common Equity Tier 1 Risk-based	10.2%	11.0%	6.5%
Leverage	10.4%	10.2%	5.0%

Operating Results

Primarily as a result of the Focus acquisition, organic growth in the loan portfolio, contributions to revenue from Bay View Funding, and increases in core deposits, net interest income increased 41% to $19.7 million for the third quarter of 2015, compared to $14.0 million for the third quarter of 2014, and increased 12% from $17.6 million for the second quarter of 2015. Net interest income increased 32% to $54.2 million for the nine months ended September 30, 2015, compared to $41.0 million for the nine months ended September 30, 2014.  Net interest income for the nine months ended September 30, 2015 also increased from a special dividend of $203,000 paid by the FHLB in the second quarter of 2015.

For the three months and nine months ended September 30, 2015, net interest income included the accretion of $262,000 from the loan interest rate and credit fair value adjustments in loan interest income, and the accretion of $2,000 from the securities fair value adjustment to securities interest income from the Focus transaction.

The net interest margin (FTE) increased 46 basis points to 4.39% for the third quarter of 2015, from 3.93% for the third quarter of 2014, primarily due to loan growth, higher yields on securities, and revenue from the higher yielding Bay View Funding factored receivables portfolio partially offset by the temporary investment of the excess liquidity from the Focus acquisition into lower yielding Federal funds sold and deposits at the Federal Reserve Bank.  The net interest margin for the third quarter of 2015 decreased 27 basis points from 4.66% for the second quarter of 2015, primarily due to the temporary investment of excess liquidity from the Focus acquisition and a special dividend of $203,000 paid by the FHLB in second quarter of 2015.  For the first nine months of 2015, net interest margin increased 52 basis points to 4.54%, compared to 4.02% for the first nine months of 2014, primarily due to revenue from the higher yielding Bay View Funding factored receivables portfolio, and the special dividend paid by the FHLB, partially offset by the temporary investment of excess liquidity from the Focus acquisition.   At September 30, 2015, Federal funds sold and interest-bearing deposits in other financial institutions totaled $364.2 million.  Average Federal funds sold and interest-bearing deposits in other financial institutions were $226.3 million for the third quarter of 2015, compared to $114.9 million for the second quarter of 2015.

There was a $301,000 credit provision for loan losses for the third quarter of 2015, compared to a $24,000 credit provision for loan losses for the third quarter of 2014, and a $22,000 provision for loan losses for the second quarter of 2015. There was a $339,000 credit provision for loan losses for the nine months ended September 30, 2015, compared to a $232,000 credit provision for loan losses for the nine months ended September 30, 2014.  There was no impact to the provision for loan losses from the Focus transaction for the three months and nine months ended September 30, 2015.

Noninterest income was $2.1 million for the third quarter of 2015, compared to $1.9 million for the third quarter of 2014, and $2.2 million for the second quarter of 2015.  For the nine months ended September 30, 2015 noninterest income was $6.2 million compared to $5.9 million for the nine months ended September 30, 2014.

Total noninterest expense for the third quarter of 2015 increased to $16.4 million, from $10.1 million for the third quarter of 2014, and increased from $12.6 million for the second quarter of 2015.  Noninterest expense for the nine months ended September 30, 2015 increased to $41.3 million, compared to $31.8 million for the nine months ended September 30, 2014. The increase in noninterest expense for the nine months ended September 30, 2015, was primarily due to costs related to the Focus transaction, and the additional operating costs of Focus and Bay View Funding.  Noninterest expense included Focus pre-tax acquisition and integration costs of $688,000 and $1.2 million for the three months and nine months ended September 30, 2015, respectively.  In addition, salaries and employee benefits included severance and retention expense of $2.2 million related to the Focus acquisition, and other noninterest expense included $88,000 of amortization expense from the Focus core deposit intangible for the three months and nine months ended September 30, 2015.  The Company will incur additional Focus related acquisition and integration expenses in the fourth quarter of 2015 for severance and retention, systems integration costs, lease termination and other non-recurring expenses.  Professional fees were higher in the third quarter of 2015 compared to the second quarter of 2015 primarily due to the recovery of legal fees on problem loans during the second quarter of 2015.  Full time equivalent employees were 270, 200, and 243 at September 30, 2015, September 30, 2014, and June 30, 2015, respectively.  Included in the 270 full time equivalent employees at September 30, 2015 were 30 former Focus employees and 37 Bay View Funding employees.

The efficiency ratio for the third quarter of 2015 was 75.49%, compared to 63.92% for the third quarter of 2014, and 63.70% for the second quarter of 2015.  The efficiency ratio for the nine months ended September 30, 2015 was 68.47%, compared to 67.75% for the nine months ended September 30, 2014. The increase in the efficiency ratio in the third quarter and nine months ended September 30, 2015 compared to the same periods in 2014 was primarily due to one-time Focus acquisition costs.  Excluding the impact of the one-time Focus acquisition and severance and retention costs, the efficiency ratio was 62.32% for the third quarter of 2015, and 62.76% for the nine months ended September 30, 2015.

Income tax expense for the third quarter of 2015 was $2.2 million, compared to $2.3 million for the third quarter of 2014, and $2.7 million for the second quarter of 2015. The effective tax rate for the third quarter of 2015 was 38.6%, compared to 40.4% for the third quarter of 2014 and 37.5% for the second quarter of 2015.  Income tax expense for the nine months ended September 30, 2015 was $7.3 million, compared to $5.5 million for the nine months ended September 30, 2014. The effective tax rate for the nine months ended September 30, 2015 was 37.7%, compared to 36.1% for the nine months ended September 30, 2014. The increase in the effective tax rate for the third quarter of 2015, compared to the second quarter of 2015, and the nine months ended September 30, 2015, compared to the nine months ended September 30, 2014, was primarily due to the impact of non-deductible merger related expenses.  The decrease in the effective tax rate for the third quarter of 2015, compared to the third quarter of 2014, was primarily due to the adoption of the proportional amortization method of accounting for its low income housing investments in the third quarter of 2014, partially offset by the impact of non-deductible merger related expenses.  The difference in the effective tax rate for the periods reported, compared to the combined Federal and state statutory tax rate of 42%, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality

Total assets were $2.26 billion at September 30, 2015, compared to $1.56 billion at September 30, 2014, and $1.68 billion at June 30, 2015.  The increase in total assets at September 30, 2015 was due to the Focus acquisition, which added $168.1 million in Federal funds sold and interest-bearing deposits in other financial institutions, $62.0 million in investment securities (at fair value), $167.3 million in loans (at fair value, including loans held-for-sale), and $396.5 million in deposits, and organic loan and deposit growth.

The investment securities available-for-sale portfolio totaled $257.4 million at September 30, 2015, compared to $191.7 million at September 30, 2014, and $209.1 million at June 30, 2015.  At September 30, 2015, the Company’s legacy securities available-for-sale portfolio was comprised of $152.2 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities), $36.6 million of corporate bonds, and $15.0 million of single entity issue trust preferred securities.  Additionally, the securities available-for-sale portfolio acquired from Focus was comprised of $30.0 million agency mortgage-backed securities, $11.1 million of U.S. Government agency securities, $4.0 million U.S. Treasuries, $2.7 million of taxable municipal securities, and $5.8 million of tax-exempt municipal securities at September 30, 2015. The pre-tax unrealized gain on securities available-for-sale at September 30, 2015 was $4.5 million, compared to a pre-tax unrealized gain on securities available-for-sale of $3.3 million at September 30, 2014, and a pre-tax unrealized gain on securities available-for-sale of $2.4 million at June 30, 2015.  During the fourth quarter of 2015, the Company intends to invest some of its excess liquidity in investment securities.

At September 30, 2015, investment securities held-to-maturity totaled $111.0 million, compared to $94.8 million at September 30, 2014, and $100.3 million at June 30, 2015.  At September 30, 2015, the Company’s legacy securities held-to-maturity portfolio, at amortized cost, was comprised of $86.0 million tax-exempt municipal bonds and $16.3 million agency mortgage-backed securities. Additionally, the securities held-to-maturity portfolio acquired from Focus was comprised of $8.7 million tax-exempt municipal bonds at September 30, 2015.  During the third quarter of 2015, the Company purchased $2.6 million of tax-exempt municipal securities held-to-maturity.

Loans (excluding loans-held-for-sale) increased $302.8 million, or 29%, to $1.33 billion at September 30, 2015, compared to $1.03 billion at September 30, 2014.  This included an increase of $139.9 million, or 14%, in the Company’s legacy loan portfolio, and $162.9 million (at fair value) from the Focus transaction.   Loans increased $198.8 million, or 18%, from $1.13 billion at June 30, 2015, which included an increase of $35.9 million, or 3%, in the Company’s legacy loan portfolio, and $162.9 million (at fair value) from the Focus transaction.  At September 30, 2015, the Focus loan portfolio totaled $162.9 million (at fair value), which was comprised of $76.6 million of commercial and industrial loans (“C&I”), $83.9 million of commercial and residential real estate loans, $834,000 of land and construction loans, $1.2 million of home equity loans, and $353,000 of consumer loans.

The loan portfolio remains well-diversified with C&I loans accounting for 42% of the loan portfolio at September 30, 2015, which included $42.3 million of factored receivables at Bay View Funding. Commercial and residential real estate loans accounted for 45% of the total loan portfolio.  Consumer and home equity loans accounted for 7% of total loans, and land and construction loans accounted for the remaining 6% of total loans at September 30, 2015.

The yield on the loan portfolio was 5.70% for the third quarter of 2015, compared to 4.77% for the third quarter of 2014, and 5.66% for the second quarter of 2015. The yield on the loan portfolio was 5.69% for the nine months ended September 30, 2015, compared to 4.80% for the nine months ended September 30, 2014.  The increase in the yield on the loan portfolio for the third quarter and nine months ended September 30, 2015, compared to the same periods in 2014 primarily reflects the higher yielding Bay View Funding factored receivables portfolio.

NPAs at September 30, 2015 were $5.9 million, or 0.26% of total assets, compared to $7.7 million, or 0.50% of total assets, at September 30, 2014, and $5.3 million, or 0.31% of total assets, at June 30, 2015.  The increase in NPAs at September 30, 2015 from June 30, 2015 was primarily due to the Focus acquisition.  At September 30, 2015, $5.0 million of the NPAs were in the Company’s legacy loan portfolio, and $931,000 of the NPAs were in the Focus loan portfolio.  At September 30, 2015, the NPAs included no loans guaranteed by the SBA.  Foreclosed assets were $393,000 at September 30, 2015, compared to $532,000 at September 30, 2014, and $421,000 at June 30, 2015.  The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2015		June 30, 2015		September 30, 2014
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial real estate loans	$3,075	52%	$3,160	60%	$1,672	22%
Commercial and industrial loans	947	16%	104	2%	323	4%
SBA loans	673	12%	741	14%	2,875	37%
Land and construction loans	492	8%	500	10%	1,655	21%
Foreclosed assets	393	7%	421	8%	532	7%
Home equity and consumer loans	316	5%	327	6%	485	6%
Restructured and loans over 90 days past due and accruing	—	0%	—	0%	200	3%
Total nonperforming assets	$5,896	100%	$5,253	100%	$7,742	100%

Classified assets (net of SBA guarantees) increased to $18.0 million at September 30, 2015, compared to $17.7 million at September 30, 2014, and $11.2 million at June 30, 2015.  The increase in classified assets at September 30, 2015 from June 30, 2015 was primarily due to the Focus acquisition.  At September 30, 2015, $10.3 million of the classified assets were in the Company’s legacy loan portfolio, and $7.7 million of the classified assets were in the Focus loan portfolio.

The following table summarizes the allowance for loan losses:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2015	2015	2014	2015	2014
Balance at beginning of period	$18,757	$18,554	$18,592	$18,379	$19,164
Provision (credit) for loan losses during the period	(301)	22	(24)	(339)	(232)
Net (charge-offs) recoveries during the period	281	181	(27)	697	(391)
Balance at end of period	$18,737	$18,757	$18,541	$18,737	$18,541

Total loans	$1,332,405	$1,133,603	$1,029,596	$1,332,405	$1,029,596
Total nonperforming loans	$5,503	$4,832	$7,210	$5,503	$7,210

Allowance for loan losses to total loans	1.41%	1.65%	1.80%	1.41%	1.80%
Allowance for loan losses to total nonperforming loans	340.49%	388.18%	257.16%	340.49%	257.16%

The ALLL at September 30, 2015 declined to1.41% of total loans, compared to 1.80% at September 30, 2014, and 1.65% at June 30, 2015, primarily due to the impact of the Focus acquisition.  The loans acquired from Focus are included in total loans; however, there is no allowance for loan losses attributed to these loans at September 30, 2015 because they were marked to fair market value on acquisition, and included a fair value adjustment of $4.9 million at September 30, 2015.  Excluding the $162.9 million (at fair value) Focus loan portfolio, the ALLL to total loans was 1.60% at September 30, 2015.  The ALLL to total nonperforming loans was 340.49% at September 30, 2015, compared to 257.16% at September 30, 2014, and 388.18% at June 30, 2015.

Deposits increased $620.2 million, or 46%, to $1.96 billion at September 30, 2015, compared to $1.34 billion at September 30, 2014, which included an increase of $223.7 million, or 17%, in the Company’s legacy deposit portfolio, and $396.5 million from the Focus transaction.  Total deposits increased $514.9 million, or 36%, from $1.45 billion at June 30, 2015, which included an increase of $118.4 million, or 8%, in the Company’s legacy deposit portfolio, and $396.5 million from the Focus transaction.  At September 30, 2015, total deposits from Focus were comprised of $125.3 million of noninterest-bearing demand deposits, $191.1 million of interest-bearing demand deposits, $57.6 million of savings and money market deposits, $10.6 million of time deposits (under $250,000), and $11.9 million of time deposits ($250,000 and over).

The total cost of deposits was 0.15% for the third quarter of 2015, the third quarter of 2014, and the second quarter of 2015. The total cost of deposits decreased one basis point to 0.15% for the nine months ended September 30, 2015, from 0.16% for the nine months ended September 30, 2014.

The Company has a $5.0 million line of credit with a correspondent bank, of which $1.0 million was outstanding at September 30, 2015.

Tangible equity was $194.2 million at September 30, 2015, compared to $181.7 million at September 30, 2014 and $171.1 million at June 30, 2015.  The increase in tangible equity at September 30, 2015 from September 30, 2014 was primarily due to the Focus acquisition and an increase in retained earnings.  Tangible book value per common share was $5.44 at September 30, 2015, compared to $6.15 at September 30, 2014, and $5.70 at June 30, 2015.  There were 21,004 shares of Series C Preferred Stock outstanding at September 30, 2015, September 30, 2014, and June 30, 2015, and the Series C Preferred Stock is convertible into an aggregate of 5.6 million shares of common stock at a conversion price of $3.75, upon a transfer of the Series C Preferred Stock in a widely dispersed offering.  Pro forma tangible book value per common share, assuming the outstanding Series C Preferred Stock was converted into common stock, was $5.15 at September 30, 2015, compared to $5.68 at September 30, 2014, and $5.31 at June 30, 2015.  The decrease in tangible book value per common share and the pro forma tangible book value per common share, assuming the outstanding Series C Preferred Stock was converted to common stock, at September 30, 2015 was primarily due to an additional 5,456,713 shares of the Company’s common stock issued to Focus shareholders and the one-time acquisition and integration costs from the Focus transaction.

Accumulated other comprehensive loss was ($2.0) million at September 30, 2015, compared to accumulated other comprehensive loss of ($812,000) a year ago, and accumulated other comprehensive loss of ($3.3) million at June 30, 2015. The unrealized gain on securities available-for-sale included in accumulated other comprehensive loss was an unrealized gain of $2.6 million, net of taxes, at September 30, 2015, compared to an unrealized gain of $1.9 million, net of taxes, at September 30, 2014, and an unrealized gain of $1.4 million, net of taxes, at June 30, 2015.  The components of accumulated other comprehensive loss, net of taxes, at September 30, 2015 include the following: an unrealized gain on available-for-sale securities of $2.6 million; the remaining unamortized unrealized gain on securities available-for-sale transferred to held-to-maturity of $410,000; a split dollar insurance contracts liability of ($2.1) million; a supplemental executive retirement plan liability of ($3.7) million; and an unrealized gain on interest-only strip from SBA loans of $836,000.

The Company completed the merger of its wholly-owned bank subsidiary HBC with Focus on August 20, 2015 for an aggregate transaction value of $66.6 million.  Shareholders of Focus received a fixed exchange ratio at closing of 1.8235 shares of the Company’s common stock for each share of Focus common stock.   Upon closing of the transaction, the Company issued 5,456,713 shares of the Company’s common stock to Focus shareholders for a total value of $58.3 million based on its closing stock price of $10.68 on August 20, 2015.  In addition, the Company paid cash to the Focus holders of in-the-money stock options on August 20, 2015 totaling $8.3 million.  The Company recorded goodwill of $31.9 million for the Focus transaction, which represents the excess of consideration paid for the net assets acquired marked to their fair market values, as follows:

August 20, 2015
(Dollars in thousands)
Consideration paid:
Cash paid for Focus in-the-money stock options	$8,280
Issuance of 5,456,713 shares of common stock to Focus shareholders at $10.68 per share	58,277
Total consideration	$66,557

Net assets pre-acquisition	$28,878

Fair value adjustments:
Investment securities	(48)
Loans receivable	(5,163)
Allowance for loan losses	2,679
SBA loan servicing rights	386
Core deposit intangible	6,285
Fixed maturity deposits	(8)
Total fair value adjustments	4,131
Deferred taxes on fair value adjustments	(1,694)
Fair value of net assets acquired	34,703

Excess of consideration paid over fair value of net assets acquired = goodwill	$31,854

Focus’s results of operations are included in the Company’s results of operations beginning August 21, 2015.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. In addition, our past results of operations do not necessarily indicate our future results. The forward-looking statements could be affected by many factors, including but not limited to: (1) local, regional, and national economic conditions and events and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, the allowance for loan losses; (2) changes in the financial performance or condition of the Company’s customers, or changes in the performance or creditworthiness of our customers’ suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers’ ability to meet certain credit obligations; (3) volatility in credit and equity markets and its effect on the global economy; (4) changes in consumer spending, borrowings and saving habits; (5) competition for loans and deposits and failure to attract or retain deposits and loans; (6) our ability to increase market share and control expenses; (7) our ability to develop and promote customer acceptance of new products and services in a timely manner; (8) risks associated with concentrations in real estate related loans; (9) other-than-temporary impairment charges to our securities portfolio; (10) an oversupply of inventory and deterioration in values of California commercial real estate; (11) a prolonged slowdown in construction activity;

(12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (13) the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (14) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (15) our ability to raise capital or incur debt on reasonable terms; (16) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (17) the impact of reputational risk on such matters as business generation and retention, funding and liquidity; (18) the impact of cyber security attacks or other disruptions to the Company’s information systems and any resulting compromise of data or disruptions in service; (19) the effect and uncertain impact on the Company of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by supervisory and oversight agencies implementing the new legislation; (20) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (21) changes in the competitive environment among financial or bank holding companies and other financial service providers; (22) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (23) the costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (24) the successful integration of the business, employees and operations of Focus Business Bank with the Company and our ability to achieve the projected synergies of this acquisition; and (25) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2015	2015	2014	2015	2014	2015	2014	Change
Interest income	$20,306	$18,175	$14,492	12%	40%	$55,847	$42,539	31%
Interest expense	623	533	500	17%	25%	1,664	1,528	9%
Net interest income before provision for loan losses	19,683	17,642	13,992	12%	41%	54,183	41,011	32%
Provision (credit) for loan losses	(301)	22	(24)	-1468%	-1154%	(339)	(232)	-46%
Net interest income after provision for loan losses	19,984	17,620	14,016	13%	43%	54,522	41,243	32%
Noninterest income:
Service charges and fees on deposit accounts	748	715	631	5%	19%	2,086	1,897	10%
Increase in cash surrender value of life insurance	429	396	401	8%	7%	1,225	1,196	2%
Servicing income	214	299	316	-28%	-32%	819	977	-16%
Gain on sales of SBA loans	267	186	259	44%	3%	660	858	-23%
Gain on sales of securities	—	—	47	N/A	-100%	—	97	-100%
Other	408	568	216	-28%	89%	1,366	909	50%
Total noninterest income	2,066	2,164	1,870	-5%	10%	6,156	5,934	4%

Noninterest expense:
Salaries and employee benefits	10,358	7,712	6,228	34%	66%	26,112	19,290	35%
Occupancy and equipment	1,072	1,045	1,055	3%	2%	3,162	2,987	6%
Professional fees	612	239	617	156%	-1%	946	1,329	-29%
Other	4,377	3,621	2,239	21%	95%	11,092	8,201	35%
Total noninterest expense	16,419	12,617	10,139	30%	62%	41,312	31,807	30%
Income before income taxes	5,631	7,167	5,747	-21%	-2%	19,366	15,370	26%
Income tax expense	2,172	2,690	2,322	-19%	-6%	7,292	5,545	32%
Net income	3,459	4,477	3,425	-23%	1%	12,074	9,825	23%
Dividends on preferred stock	(448)	(448)	(280)	0%	60%	(1,344)	(728)	85%
Net income available to common shareholders	3,011	4,029	3,145	-25%	-4%	10,730	9,097	18%
Undistributed earnings allocated to Series C preferred stock	(111)	(331)	(320)	-66%	-65%	(706)	(992)	-29%
Distributed and undistributed earnings allocated to common shareholders	$2,900	$3,698	$2,825	-22%	3%	$10,024	$8,104	24%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.10	$0.14	$0.11	-29%	-9%	$0.37	$0.31	19%
Diluted earnings per share	$0.10	$0.14	$0.11	-29%	-9%	$0.36	$0.31	16%
Weighted average shares outstanding - basic	29,075,782	26,573,909	26,371,413	9%	10%	27,386,471	26,367,314	4%
Weighted average shares outstanding - diluted	29,332,452	26,767,255	26,516,863	10%	11%	27,589,464	26,501,960	4%
Common shares outstanding at period-end	32,076,505	26,596,094	26,374,980	21%	22%	32,076,505	26,374,980	22%
Pro forma common shares outstanding at period-end, assuming Series C preferred stock was converted into common stock	37,677,505	32,197,094	31,975,980	17%	18%	37,677,505	31,975,980	18%
Book value per share	$7.12	$6.30	$6.20	13%	15%	$7.12	$6.20	15%
Tangible book value per share	$5.44	$5.70	$6.15	-5%	-12%	$5.44	$6.15	-12%
Pro forma tangible book value per share, assuming Series C preferred stock was converted into common stock	$5.15	$5.31	$5.68	-3%	-9%	$5.15	$5.68	-9%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.41%	9.59%	7.46%	-33%	-14%	8.25%	7.34%	12%
Annualized return on average tangible equity	7.46%	10.49%	7.51%	-29%	-1%	9.22%	7.40%	25%
Annualized return on average assets	0.70%	1.08%	0.88%	-35%	-20%	0.92%	0.88%	5%
Annualized return on average tangible assets	0.71%	1.09%	0.88%	-35%	-19%	0.93%	0.88%	6%
Annualized return before income taxes and provision (credit) for loan losses to average assets	1.08%	1.73%	1.47%	-38%	-27%	1.45%	1.36%	7%
Net interest margin	4.39%	4.66%	3.93%	-6%	12%	4.54%	4.02%	13%
Efficiency ratio	75.49%	63.70%	63.92%	19%	18%	68.47%	67.75%	1%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$1,956,047	$1,664,568	$1,543,254	18%	27%	$1,752,778	$1,490,714	18%
Average tangible assets	$1,925,912	$1,648,505	$1,542,007	17%	25%	$1,732,057	$1,489,349	16%
Average earning assets	$1,805,801	$1,542,551	$1,441,792	17%	25%	$1,622,605	$1,392,850	16%
Average loans held-for-sale	$3,197	$1,748	$1,485	83%	115%	$1,985	$3,073	-35%
Average total loans	$1,229,792	$1,106,158	$1,002,786	11%	23%	$1,134,223	$966,959	17%
Average deposits	$1,693,282	$1,428,469	$1,325,734	19%	28%	$1,509,210	$1,277,938	18%
Average demand deposits - noninterest-bearing	$652,529	$550,869	$471,326	18%	38%	$578,117	$445,585	30%
Average interest-bearing deposits	$1,040,753	$877,600	$854,408	19%	22%	$931,093	$832,353	12%
Average interest-bearing liabilities	$1,040,919	$877,613	$854,460	19%	22%	$931,173	$832,909	12%
Average equity	$214,105	$187,179	$182,095	14%	18%	$195,731	$178,967	9%
Average tangible equity	$183,970	$171,116	$180,848	8%	2%	$175,010	$177,602	-1%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2015	2015	2014	2015	2014
ASSETS
Cash and due from banks	$28,691	$36,960	$23,905	-22%	20%
Federal funds sold and interest-bearing deposits in other financial institutions	364,247	94,308	130,170	286%	180%
Securities available-for-sale, at fair value	257,410	209,092	191,680	23%	34%
Securities held-to-maturity, at amortized cost	111,004	100,321	94,759	11%	17%
Loans held-for-sale - SBA, including deferred costs	7,873	3,794	673	108%	1070%
Loans:
Commercial	554,169	471,651	436,481	17%	27%
Real estate:
Commercial and residential	606,819	508,497	464,991	19%	31%
Land and construction	84,867	68,666	53,064	24%	60%
Home equity	74,624	71,579	61,079	4%	22%
Consumer	12,595	13,739	14,609	-8%	-14%
Loans	1,333,074	1,134,132	1,030,224	18%	29%
Deferred loan fees	(669)	(529)	(628)	26%	7%
Total loans, net of deferred fees	1,332,405	1,133,603	1,029,596	18%	29%
Allowance for loan losses	(18,737)	(18,757)	(18,541)	0%	1%
Loans, net	1,313,668	1,114,846	1,011,055	18%	30%
Company owned life insurance	59,549	52,052	50,853	14%	17%
Premises and equipment, net	7,513	7,249	7,377	4%	2%
Goodwill	44,898	13,055	—	244%	N/A
Other intangible assets	8,906	2,898	1,182	207%	653%
Accrued interest receivable and other assets	58,448	45,631	46,660	28%	25%
Total assets	$2,262,207	$1,680,206	$1,558,314	35%	45%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$758,440	$574,210	$488,987	32%	55%
Demand, interest-bearing	440,517	235,922	223,121	87%	97%
Savings and money market	490,572	380,398	369,378	29%	33%
Time deposits-under $250	65,626	55,571	56,848	18%	15%
Time deposits-$250 and over	174,703	160,106	160,781	9%	9%
Time deposits - brokered	24,150	26,139	28,099	-8%	-14%
CDARS - money market and time deposits	8,015	14,791	14,608	-46%	-45%
Total deposits	1,962,023	1,447,137	1,341,822	36%	46%
Borrowings	1,000	—	—	N/A	N/A
Accrued interest payable and other liabilities	51,208	46,030	33,576	11%	53%
Total liabilities	2,014,231	1,493,167	1,375,398	35%	46%

Shareholders’ Equity:
Series C preferred stock, net	19,519	19,519	19,519	0%	0%
Common stock	193,070	134,307	133,195	44%	45%
Retained earnings	37,366	36,484	31,014	2%	20%
Accumulated other comprehensive loss	(1,979)	(3,271)	(812)	39%	-144%
Total shareholders’ equity	247,976	187,039	182,916	33%	36%
Total liabilities and shareholders’ equity	$2,262,207	$1,680,206	$1,558,314	35%	45%

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2015	2015	2014	2015	2014
Nonaccrual loans - held-for-investment	$5,503	$4,832	$7,010	14%	-21%
Restructured and loans over 90 days past due and still accruing	—	—	200	N/A	-100%
Total nonperforming loans	5,503	4,832	7,210	14%	-24%
Foreclosed assets	393	421	532	-7%	-26%
Total nonperforming assets	$5,896	$5,253	$7,742	12%	-24%
Other restructured loans still accruing	$183	$158	$—	16%	N/A
Net (recoveries) charge-offs during the quarter	$(281)	$(181)	$27	-55%	-1141%
Provision (credit) for loan losses during the quarter	$(301)	$22	$(24)	-1468%	-1154%
Allowance for loan losses	$18,737	$18,757	$18,541	0%	1%
Classified assets(1)	$17,976	$11,168	$17,725	61%	1%
Allowance for loan losses to total loans	1.41%	1.65%	1.80%	-15%	-22%
Allowance for loan losses to total nonperforming loans	340.49%	388.18%	257.16%	-12%	32%
Nonperforming assets to total assets	0.26%	0.31%	0.50%	-16%	-48%
Nonperforming loans to total loans	0.41%	0.43%	0.70%	-5%	-41%
Classified assets(1) to Heritage Commerce Corp Tier 1 capital plus allowance for loan losses	8%	6%	9%	33%	-11%
Classified assets(1) to Heritage Bank of Commerce Tier 1 capital plus allowance for loan losses	8%	6%	10%	33%	-20%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible equity	$194,172	$171,086	$181,734	13%	7%
Tangible common equity	$174,653	$151,567	$162,215	15%	8%
Shareholders’ equity / total assets	10.96%	11.13%	11.74%	-2%	-7%
Tangible equity / tangible assets	8.79%	10.28%	11.67%	-14%	-25%
Tangible common equity / tangible assets	7.91%	9.11%	10.42%	-13%	-24%
Loan to deposit ratio	67.91%	78.33%	76.73%	-13%	-11%
Noninterest-bearing deposits / total deposits	38.66%	39.68%	36.44%	-3%	6%
Total risk-based capital ratio(2)	12.3%	13.0%	15.3%	-5%	-20%
Tier 1 risk-based capital ratio(2)	11.2%	11.8%	14.0%	-5%	-20%
Common Equity Tier 1 risk-based capital ratio(2)	10.2%	10.5%	N/A	-3%	N/A
Leverage ratio(2)	10.4%	10.6%	11.7%	-2%	-11%

Heritage Bank of Commerce:
Total risk-based capital ratio(2)	12.1%	12.6%	14.3%	-4%	-15%
Tier 1 risk-based capital ratio(2)	11.0%	11.3%	13.1%	-3%	-16%
Common Equity Tier 1 risk-based capital ratio(2)	11.0%	11.3%	N/A	-3%	N/A
Leverage ratio(2)	10.2%	10.2%	10.9%	0%	-6%

(1)Net of SBA guarantees

(2)September 30, 2015 and June 30, 2015 capital ratios are based on the Basel III  regulatory requirements; September 30, 2014 capital ratios are based on the Basel I regulatory requirements.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2015			September 30, 2014
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross(1)	$1,232,989	$17,713	5.70%	$1,004,271	$12,077	4.77%
Securities - taxable	244,313	1,670	2.71%	238,748	1,675	2.78%
Securities - tax exempt(2)	91,127	874	3.80%	79,926	779	3.87%
Other investments and interest-bearing deposits in other financial institutions	237,372	355	0.59%	118,847	234	0.78%
Total interest earning assets(2)	1,805,801	20,612	4.53%	1,441,792	14,765	4.06%
Cash and due from banks	34,921			26,535
Premises and equipment, net	7,374			7,435
Goodwill and other intangible assets	30,135			1,247
Other assets	77,816			66,245
Total assets	$1,956,047			$1,543,254

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$652,529			$471,326

Demand, interest-bearing	326,922	144	0.17%	212,579	89	0.17%
Savings and money market	444,702	240	0.21%	379,733	171	0.18%
Time deposits - under $100	20,681	15	0.29%	20,163	16	0.31%
Time deposits - $100 and over	206,909	173	0.33%	196,062	158	0.32%
Time deposits - brokered	24,861	50	0.80%	31,116	63	0.80%
CDARS - money market and time deposits	16,678	1	0.02%	14,755	3	0.08%
Total interest-bearing deposits	1,040,753	623	0.24%	854,408	500	0.23%
Total deposits	1,693,282	623	0.15%	1,325,734	500	0.15%

Short-term borrowings	166	—	0.00%	52	—	0.00%
Total interest-bearing liabilities	1,040,919	623	0.24%	854,460	500	0.23%
Total interest-bearing liabilities and demand, noninterest-bearing / cost of funds	1,693,448	623	0.15%	1,325,786
Other liabilities	48,494			35,373
Total liabilities	1,741,942			1,361,159
Shareholders’ equity	214,105			182,095
Total liabilities and shareholders’ equity	$1,956,047			$1,543,254

Net interest income(2) / margin		19,989	4.39%		14,265	3.93%
Less tax equivalent adjustment(2)		(306)			(273)
Net interest income		$19,683			$13,992

(1)Includes loans held-for-sale.  Yield amounts earned on loans include loan fees and costs.  Nonaccrual loans are included in average balance.

(2)Reflects tax equivalent adjustment for tax exempt income based on a 35% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2015			September 30, 2014
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross(1)	$1,136,208	$48,360	5.69%	$970,032	$34,832	4.80%
Securities - taxable	230,608	4,828	2.80%	264,437	5,555	2.81%
Securities - tax exempt(2)	84,286	2,444	3.88%	79,905	2,336	3.91%
Other investments and interest-bearing deposits in other financial institutions	171,503	1,070	0.83%	78,476	634	1.08%
Total interest earning assets(2)	1,622,605	56,702	4.67%	1,392,850	43,357	4.16%
Cash and due from banks	28,647			25,068
Premises and equipment, net	7,388			7,295
Goodwill and other intangible assets	20,721			1,365
Other assets	73,417			64,136
Total assets	$1,752,778			$1,490,714

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$578,117			$445,585

Demand, interest-bearing	265,095	349	0.18%	203,713	248	0.16%
Savings and money market	403,385	623	0.21%	357,535	489	0.18%
Time deposits - under $100	19,812	45	0.30%	20,643	49	0.32%
Time deposits - $100 and over	202,512	485	0.32%	195,122	473	0.32%
Time deposits - brokered	26,578	157	0.79%	39,249	262	0.89%
CDARS - money market and time deposits	13,711	5	0.05%	16,091	6	0.05%
Total interest-bearing deposits	931,093	1,664	0.24%	832,353	1,527	0.25%
Total deposits	1,509,210	1,664	0.15%	1,277,938	1,527	0.16%

Short-term borrowings	80	—	0.00%	556	1	0.24%
Total interest-bearing liabilities	931,173	1,664		832,909	1,528	0.25%
Total interest-bearing liabilities and demand, noninterest-bearing / cost of funds	1,509,290	1,664	0.15%	1,278,494	1,528	0.16%
Other liabilities	47,757			33,253
Total liabilities	1,557,047			1,311,747
Shareholders’ equity	195,731			178,967
Total liabilities and shareholders’ equity	$1,752,778			$1,490,714

Net interest income(2) / margin		55,038	4.54%		41,829	4.02%
Less tax equivalent adjustment(2)		(855)			(818)
Net interest income		$54,183			$41,011

(1)Includes loans held-for-sale.  Yield amounts earned on loans include loan fees and costs.  Nonaccrual loans are included in average balance.

(2)Reflects tax equivalent adjustment for tax exempt income based on a 35% tax rate.